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The Annual Meeting of Shareholders of Public Service Company of New Mexico
will be held at the South Broadway Cultural Center, 1025 Broadway S.E., Albuquerque, New Mexico at 9:30 a.m., Mountain Daylight Savings Time on June 6, 2000.

                       (VOTING INSTRUCTIONS ARE ON BACK)

FOLD AND DETACH HERE
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A vote FOR the following proposals is recommended by the Board of Directors.

1. Approval of the Agreement and Plan of Share Exchange under which PNM will reorganize into a holding company structure.
    / / FOR    / / AGAINST    / / ABSTAIN
2.  Election of Directors (Robert G. Armstrong, Theodore F. Patlovich and Paul
    F. Roth).

Mark one:____ FOR all nominees listed above
         ____ FOR all nominees listed above except
              ____________________________________
         ____ WITHHOLD AUTHORITY to vote for all
              nominees listed above.



P   ----------------------------------------------
R                    Signature
O   ----------------------------------------------
X                    Signature
Y   Dated:__________________________________, 2000


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   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
    CARD PROMPTLY, USING THE ENCLOSED ENVELOPE
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3.  Approval of the Manzano Corporation Omnibus
    Performance Equity Plan.
    / / FOR    / / AGAINST    / / ABSTAIN
4.  Selection of Arthur Andersen LLP as independent public
    accountants for the current year.
    / / FOR    / / AGAINST    / / ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting, or any adjournment or adjournments thereof.

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                     PUBLIC SERVICE COMPANY OF NEW MEXICO

             Proxy Solicited on Behalf of the Board of Directors

    The undersigned does hereby constitute and appoint J. E. Sterba, B. F. Montoya and R. M. Price and each or any one of them, true and lawful
P attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned
R at the Annual Meeting of Shareholders of Public Service Company of New Mexico to be held at the South Broadway Cultural Center, 1025 Broadway,
O S.E., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Savings Time, on June 6, 2000 and at any adjournments thereof, on all matters coming
X   before said meeting.

Y This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

    Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.